THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), AS AMENDED OR ANY STATE SECURITIES LAWS. NEITHER THIS WARRANT NOR SUCH SECURITIES MAY BE SOLD, OFFERED FOR SALE, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE SECURITIES ACT UNLESS (I) [MACQUARIE AMERICAS CORP.] SHALL HAVE RECEIVED AN OPINION OF COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED, OR (II) SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT.

WARRANT TO PURCHASE COMMON STOCK OF

AMERICAN STANDARD ENERGY CORP.

ISSUED: September 21, 2011	Warrant No. 1

THIS CERTIFIES that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, MACQUARIE AMERICAS CORP., a Delaware corporation (together with its successors and assigns, the “Holder”), is entitled, subject to the terms and conditions set forth herein, to purchase from AMERICAN STANDARD ENERGY CORP., a Delaware corporation (together with its successors and assigns, the “Company”), Five Million (5,000,000) shares of fully paid and non-assessable Common Stock (as defined below) (the “Warrant Shares”), at a per share purchase price of Seven Dollars and Fifty Cents ($7.50) (the “Exercise Price”), subject to adjustment in accordance with Section 2.6 below.

This warrant (this “Warrant”) is being issued pursuant to the terms of that certain $300,000,000 Credit Agreement, dated as of September 21, 2011 (the “Credit Agreement”), between the Company and Macquarie Bank Limited.

This Warrant expires at 5:00 p.m., Houston, Texas time, on September 21, 2016 (the “Expiration Date”).

ARTICLE I
DEFINITIONS

1.1            Definitions.  For purposes of this Warrant, the following terms shall have the meanings set forth below:

“Bid Price” shall mean, for any security as of the particular time of determination, the bid price for such security as reported on the Principal Market, as reported by Bloomberg, as of such time of determination. If the Bid Price cannot be determined for a security as of the particular time of determination, the Bid Price of such security as of such time of determination shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 5.3.

“Bloomberg” means Bloomberg Financial Markets.

“Business Day” means any day other than a day on which commercial banks are authorized or required to close in New York, New York.

“Closing Sale Price” shall mean, for any security as of any date, the last reported sales price for such security on the Principal Market, or, if the Principal Market operates on an extended hours basis, then the last reported sales price of such security prior to 4:00:00 p.m., New York time as reported by Bloomberg. If the Closing Sale Price cannot be determined for a security on a particular date, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 5.3.

“Commission” shall mean the United States Securities and Exchange Commission or any other United States Federal agency administering the Securities Act and/or the Exchange Act at the time.

“Common Stock” shall mean the common stock of the Company, par value $0.001 per share.

“Convertible Securities” means any stock or other security (other than Options) that is at any time and under any circumstances, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any shares of Common Stock.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any successor Federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

“Exempt Issuance” shall mean the issuance of any of the following:  (A) securities issuable upon exercise of the Warrants; (B) securities issuable pursuant to any of the Company’s Convertible Securities or Options outstanding as of the date hereof; (C) securities issuable or deemed issued to employees or officers or directors of, or consultants to, the Company or any of its subsidiaries pursuant to a plan, agreement or arrangement approved by the Company’s board of directors; or (D) securities issued or issuable for the purchase of property interests and mineral rights leaseholds, to strategic partners or service providers of the Company primarily for services or other non-cash consideration and any other strategic issuance not for the purpose of raising equity capital.

“Fundamental Transaction” shall mean that (i) the Company or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, (1) consolidate or merge with or into (whether or not the Company or any of its subsidiaries is the surviving corporation) any other Person, or (2) sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of its respective properties or assets to any other Person, or (3) allow any other Person to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of the Common Stock (not including any shares of Common Stock held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (4) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with any other Person whereby such other Person acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination), or (5) reorganize, recapitalize or reclassify the Common Stock, or (ii) any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the 1934 Act and the rules and regulations promulgated thereunder) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of 50% of the issued and outstanding Common Stock other than a group consisting of Randall Capps, XOG Operating, LLC, Geronimo Holding Corporation, and CLW South Texas 2008 LP.

“Option” shall mean any right, warrant or option to subscribe for or purchase shares of Common Stock or Convertible Securities.

“Person” shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability company, joint venture, joint stock association, estate, trust, cooperative, foundation, union, syndicate, consortium, coalition, committee, firm, company or other enterprise, association, organization or entity of any nature.

“Principal Market” shall mean the OTC Bulletin Board; provided, however, if at any time the Common Stock becomes primarily traded, listed or quoted on The New York Stock Exchange, the NYSE Amex, the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market or any other national securities exchange or quotation system, then “Principal Market” shall mean such exchange or system upon which the Common Stock at such time is primarily traded, listed or quoted.

“Registrable Securities” shall mean (i) the Warrant Shares and (ii) any other securities issued or issuable with respect to this Warrant or the Warrant Shares by way of dividends or splits or in connection with a combination of units, interests, recapitalization, merger, consolidation or other reorganization or otherwise. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (A) they are sold pursuant to an effective Registration Statement under the Securities Act, (B) they are sold pursuant to Rule 144 (or any similar provision then in force under the Securities Act) or (C) they are transferable without restriction by the Holder thereof in a single brokerage transaction under the provisions of Rule 144 or any similar rule then in effect.

“Securities Act” shall mean the United States Securities Act of 1933, as amended, or any successor United States Federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

“Successor Entity” shall mean the Person formed by, resulting from or surviving any Fundamental Transaction or the Person with which such Fundamental Transaction shall have been entered into.

 “Trading Day” shall mean any day on which the Common Stock is traded on the Principal Market, provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.0 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time) unless such day is otherwise designated as a Trading Day in writing by the Holder.

“VWAP” shall mean, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time as reported by Bloomberg or, if no dollar volume-weighted average price is reported for such security for such hours, the average of the highest closing bid price and the lowest closing ask price for such security as reported on the Principal Market. If VWAP cannot be determined for such security on such date, the VWAP of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 5.3.

“Warrant Shares” shall have the meaning set forth in the introduction and shall also include any securities of the Company into which this Warrant may be exercised pursuant to Section 2.6.

1.2            Rules of Construction.  The title of and the section and paragraph headings in this Warrant are for convenience of reference only and shall not govern or affect the interpretation of any of the terms or provisions of this Warrant.  The use herein of the masculine, feminine or neuter forms shall also denote the other forms, as in each case the context may require.  Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates.  The language used in this Warrant has been chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party.  In the case of this Warrant, (a) the meanings of defined terms are equally applicable to the singular and plural forms of the defined terms; (b) Exhibit and Section references are to this Warrant unless otherwise specified; (c) the term “including” is not limiting and means “including but not limited to”; (d) in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” the words “to” and “until” each mean “to but excluding,” and the word “through” means “to and including”; (e) unless otherwise expressly provided in this Warrant, (i) references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of the Warrant, and (ii) references to any statute or regulation shall be construed as including all statutory and regulatory provisions amending, replacing, supplementing or interpreting such statute or regulation; and (f) this Warrant is the result of negotiations among the parties, has been reviewed by counsel to the Company and is the product of all parties; accordingly, it shall not be construed against the Holder merely because of the Holder’s involvement in its preparation.

ARTICLE II
EXERCISE OF WARRANT

2.1          Method of Exercise.

(a)           This Warrant may be exercised by the Holder in whole or in part at any time and from time to time before 5:00 p.m., Houston, Texas time, on the Expiration Date.  To exercise this Warrant, the Holder hereof shall deliver to the Company (i) a written notice in the form of the Notice of Exercise of Warrant attached as Exhibit A hereto (the “Exercise Notice”), stating therein the election of the Holder to exercise this Warrant in the manner provided in the Exercise Notice, (ii) payment in full of the Exercise Price as provided in Section 2.1(d), and (iii) this Warrant.  This Warrant shall be deemed to be exercised on the date (the “Exercise Date”) of receipt by the Company of the Exercise Notice and payment to the Company of an amount equal to the Exercise Price in effect on such Exercise Date multiplied by the number of Warrant Shares as to which this Warrant was so exercised (other than Warrant Shares for which the Holder has elected to purchase pursuant to a Cashless Exercise) (the “Aggregate Exercise Price”) in cash or via wire transfer of immediately available funds, if any. The Holder shall not be required to deliver the original of this Warrant in order to effect an exercise hereunder.  Execution and delivery of an Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original of this Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares. Execution and delivery of an Exercise Notice for all of the then-remaining Warrant Shares shall have the same effect as cancellation of the original of this Warrant after delivery of the Warrant Shares in accordance with the terms hereof.

(b)           If the Holder exercises this Warrant as set forth herein, then the Company shall, as promptly as practicable and in any event within five (5) Business Days after the Exercise Date, issue and deliver, or cause to be issued and delivered, to the Holder a certificate or certificates for the Warrant Shares. The certificates so delivered shall be in such denominations as may be requested by the Holder and shall be registered in the name of the Holder or such other Persons as the Holder may designate in the Exercise Notice. As permitted by applicable law, the Person(s) in whose name the certificates for the Warrant Shares are to be issued shall be deemed to have become a holder of record of such Warrant Shares on the Exercise Date and shall be entitled to all of the benefits of such holder and as a stockholder of the Company on the Exercise Date, including the right to receive dividends and other distributions for which the record date falls on or after the Exercise Date and to exercise voting rights..

(c)           If this Warrant is submitted in connection with any exercise pursuant to this Section 2.1 and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then the Company shall as soon as practicable and in no event later than five (5) Business Days after any exercise and at its own expense, issue and deliver to the Holder (or its designee) a new Warrant representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised.

(d)           At the discretion of the Holder, the Holder shall pay the Exercise Price for all Warrant Shares purchased hereunder in full (i) in cash or by certified check or wire transfer of immediately available funds, (ii) by Cashless Exercise (as described in Section 2.2), or (iii) pursuant to any combination of (i) or (ii).

2.2           Cashless Exercise.  Notwithstanding any provisions herein to the contrary, if a registration statement covering the resale of the Warrant Shares pursuant to the 1933 Act is not available for the resale of such Warrant Shares and if the fair market value of one share of Common Stock is greater than the Exercise Price (at the date of calculation as set forth below), then the Holder may, in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise, elect instead to receive upon such exercise the number of shares of Common Stock determined according to the following formula by indicating such election in the Notice of Exercise (a “Cashless Exercise”):

X = Y (A-B)
A

Where:

X =	the number of shares of Common Stock to be issued to the Holder

Y =	the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised

A =	the Closing Sale Price of one share of Common Stock on the day immediately preceding the date of the Exercise Notice.

B =	the Exercise Price (as adjusted to the date of such calculation)

2.3            Expenses and Taxes.  The Company shall pay all expenses and taxes (including all documentary, stamp, transfer or other transactional taxes) attributable to the preparation, issuance or delivery of this Warrant and of the Warrant Shares and other securities issuable upon exercise of and delivery of this Warrant, other than income taxes.

2.4            Reservation of Common Stock.  So long as this Warrant remains outstanding, the Company shall reserve, free from preemptive or other similar rights, out of its authorized but unissued Common Stock, and solely for the purpose of effecting the exercise of this Warrant, a sufficient number of Common Stock to provide for the exercise of this Warrant. If, notwithstanding the foregoing, and not in limitation thereof, at any time while any portion of this Warrant remains outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon exercise of this Warrant and any other warrants, Options or Convertible Securities (the “Required Reserve Amount”) (an “Authorized Share Failure”), then the Company shall promptly take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than ninety (90) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each stockholder with a proxy statement or information statement and shall use its best efforts to solicit its stockholders’ approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal.

2.5            Valid Issuance.  The Company hereby represents, warrants and covenants that all shares of Common Stock and any other securities issued upon exercise of, or otherwise in connection with, this Warrant will, upon payment of the Exercise Price and issuance by the Company, be duly authorized, validly and legally issued, fully paid and nonassessable and free and clear of all taxes, liens, security interests, charges and other encumbrances or restrictions other than any applicable resale restrictions pursuant to the Securities Act and, without limiting the generality of the foregoing, the Company will take all actions necessary to ensure such result and will not take any action which will cause a contrary result.

2.6            Adjustment to Exercise Price and Number of Warrant Shares.  To prevent dilution of the rights granted under this Warrant, the Exercise Price and the amount of Warrant Shares purchasable hereunder is subject to adjustment from time to time, other than with respect to Exempt Issuances, as follows:

 (a)           Stock Split, Subdivision or Combination.  If at any time while any portion of this Warrant remains outstanding, the Company (i) pays a stock dividend on one or more classes of its then outstanding shares of Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its then outstanding shares of Common Stock into a larger number of shares or (iii) combines (by combination, reverse stock split or otherwise) one or more classes of its then outstanding shares of Common Stock into a smaller number of shares, then in each such case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event.  Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this paragraph occurs during the period that an Exercise Price is calculated hereunder, then the calculation of such Exercise Price shall be adjusted appropriately to reflect such event.

 (b)           Adjustment Upon Issuance of Shares of Common Stock. If at any time while any portion of this Warrant remains outstanding, the Company issues or sells, or in accordance with this Section 2.6(b) is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company) for a consideration per share (the “New Issuance Price”) less than a price equal to the Exercise Price in effect immediately prior to such issue or sale or deemed issuance or sale, other than an Exempt Issuance (such Exercise Price then in effect is referred to as the “Applicable Price”) (the foregoing a “Dilutive Issuance”), then immediately after such Dilutive Issuance, the Exercise Price then in effect shall be reduced to an amount (solely to the extent such amount is less than the Applicable Price) equal to 130% of the New Issuance Price. For all purposes of the foregoing, the following shall be applicable:

(i)           Issuance of Options. If the Company in any manner grants or sells any Options other than an Exempt Issuance and the price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. Except as contemplated below, no further adjustment of the Exercise Price shall be made upon the actual issuance of such shares of Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities.

(ii)           Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities other than an Exempt Issuance and the price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share.  Except as contemplated below, no further adjustment of the Exercise Price shall be made upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of this Warrant has been or is to be made pursuant to other provisions of this Section 2.6(a), except as contemplated below, no further adjustment of the Exercise Price shall be made by reason of such issue or sale.

(iii)           Change in Option Price or Rate of Conversion. If the purchase or exercise price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for shares of Common Stock increases or decreases at any time, the Exercise Price in effect at the time of such increase or decrease shall be adjusted to the Exercise Price which would have been in effect at such time had such Options or Convertible Securities provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 2.6(b)(iii), if the terms of any Option or Convertible Security that was outstanding as of the date of issuance of this Warrant are increased or decreased in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the shares of Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease. Notwithstanding anything in this Warrant to the contrary, no adjustment pursuant to this Section 2.6(b) shall be made if such adjustment would result in an increase of the Exercise Price then in effect.

(iv)           Record Date. If the Company takes a record of the holders of shares of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in shares of Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase shares of Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase (as the case may be).

(v)           Floor Price.  Notwithstanding the foregoing, no adjustment pursuant to this Section 2.6(b) shall cause the Exercise Price to be less than $5.00 (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction).

(c)           Number of Warrant Shares. Simultaneously with any adjustment to the Exercise Price pursuant Sections 2.6(a) or 2.6(b), the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the adjusted number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment (without regard to any limitations on exercise contained herein).

(d)           Holder’s Right of Alternative Exercise Price Following Issuance of Certain Options or Convertible Securities.  In addition to and not in limitation of the other provisions of this Section 2.6, if the Company, at any time while any portion of this Warrant remains outstanding, in any manner issues or sells any Options or Convertible Securities (any such securities, “Variable Price Securities”) that are convertible into or exchangeable or exercisable for shares of Common Stock at a price which varies or may vary with the market price of the Common Shares, including by way of one or more reset(s) to a fixed price, but exclusive of such formulations reflecting customary anti-dilution provisions (such as share splits, share combinations, share dividends and similar transactions) (each of the formulations for such variable price being herein referred to as, the “Variable Price”), the Company shall provide written notice thereof to the Holder on the date of issuance of such Convertible Securities or Options.  From and after the date the Company issues any such Convertible Securities or Options with a Variable Price, the Holder shall have the right, but not the obligation, in its sole discretion to substitute the Variable Price for the Exercise Price upon exercise of this Warrant by designating in the Exercise Notice delivered upon any exercise of this Warrant that solely for purposes of such exercise the Holder is relying on the Variable Price rather than the Exercise Price then in effect.  The Holder's election to rely on a Variable Price for a particular exercise of this Warrant shall not obligate the Holder to rely on a Variable Price for any future exercises of this Warrant.

 (e)           Other Dilutive Events.  In case any event shall occur as to which the provisions of this Section 2.6 are not strictly applicable, but the failure to make any adjustment would not fairly protect the purchase rights presented by the Warrants in accordance with the essential intent and principles of this Section 2.6, then, in each such case, the Company shall make a good faith adjustment to the Exercise Price or the number of Warrant Shares or other securities issuable upon exercise of this Warrant in accordance with the intent of this Section 2.6, provided that in the event the Holder does not accept in its sole discretion such adjustments as appropriately protecting its interests hereunder, then such dispute shall be resolved in accordance with the procedures in Section 5.3.

(f)           Certificate as to Adjustments.  In the event of an adjustment or readjustment pursuant to this Section 2.6, the Company at its expense shall compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based no later than ten (10) days prior to such adjustment.  The Company shall, upon the written request, at any time, of the Holder, furnish or cause to be furnished to the Holder a like certificate setting forth: (i) such adjustments and readjustments and (ii) the number of securities and the amount, if any, of other property that at the time would be received upon the exercise of the Warrant.

2.7            Rights Upon Distribution of Assets. In addition to any adjustments pursuant to Section 2.6 above, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) ( “Distributed Property”), at any time while this Warrant remains outstanding, then, in each such case, the Holder shall be entitled upon exercise of this Warrant for the purchase of any or all of the Warrant Shares, to receive the amount of Distributed Property which would have been payable to the Holder had the Holder been the holder of such Warrant Shares on the record date for the determination of stockholders entitled to such Distributed Property.  The Company will at all times set aside in escrow and keep available for distribution to such holder upon exercise of this Warrant a portion of the Distributed Property to satisfy the distribution to which such Holder is entitled pursuant to the preceding sentence.

2.8            Purchase Rights.  In addition to any adjustments pursuant to Section 2.6 above, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

2.9            Fundamental Transactions.  The Company shall not enter into or be party to a Fundamental Transaction unless (i)  the Successor Entity assumes in writing all of the obligations of the Company under this Warrant in accordance with the provisions of this Section 2.9 pursuant to written agreements in form and substance satisfactory to the Holder and approved by the Holder prior to such Fundamental Transaction, including agreements to deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant, including, without limitation, which is exercisable for a corresponding number of shares of capital stock equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such adjustments to the number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction) and (ii) the Successor Entity is a publicly traded corporation whose common stock is quoted on or listed for trading on a national exchange or quotation system specifically identified under the definition of “Principal Market” under Section 1.1 above. Upon the consummation of each Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of the applicable Fundamental Transaction, the provisions of this Warrant shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant with the same effect as if such Successor Entity had been named as the Company herein. Upon consummation of each Fundamental Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon exercise of this Warrant at any time after the consummation of the applicable Fundamental Transaction, in lieu of the shares of Common Stock (or other securities, cash, assets or other property issuable upon the exercise of this Warrant prior to the applicable Fundamental Transaction, such shares of publicly traded common stock (or its equivalent) of the Successor Entity which the Holder would have been entitled to receive upon the happening of the applicable Fundamental Transaction had this Warrant been exercised immediately prior to the applicable Fundamental Transaction (without regard to any limitations on the exercise of this Warrant), as adjusted in accordance with the provisions of this Warrant. Notwithstanding the foregoing, the Holder may elect, at its sole option, by delivery of written notice to the Company to waive this Section 2.9 to permit the Fundamental Transaction without the assumption of this Warrant.  In addition to and not in substitution for any other rights hereunder, prior to the consummation of each Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock, the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon an exercise of this Warrant at any time after the consummation of the applicable Fundamental Transaction but prior to the Expiration Date, in lieu of the shares of the Common Stock (or other securities, cash, assets or other property issuable upon the exercise of the Warrant prior to such Fundamental Transaction, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Holder would have been entitled to receive upon the happening of the applicable Fundamental Transaction had this Warrant been exercised immediately prior to the applicable Fundamental Transaction. Provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Holder.

2.10            No Impairment.  The Company hereby covenants and agrees that it will not, by amendment of its Articles of Incorporation or Bylaws or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment.

2.11            Notices of Record Date. In the event of any taking by the Company of a record of its members or equity holders for the purpose of determining the members or equity holders who are entitled to receive payment of any distribution (other than a cash distribution), any right to subscribe for, purchase or otherwise acquire any of the securities or property of the Company, or to receive any other right, or for the purpose of determining members or equity holders who are entitled to vote in connection with any proposed merger or consolidation of the Company with or into any other entity, or any proposed sale, lease or conveyance of all or substantially all of the assets of the Company, or any proposed liquidation, dissolution or winding up of the Company, the Company shall mail to the Holder, at least ten (10) days prior to the record date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such distribution or right, and the amount and character of such distribution or right.

2.12            No Fractional Share of Common Stock.  The Company shall not be required to issue any fractional share of Common Stock on the exercise of this Warrant. The number of full shares of Common Stock which shall be issuable upon such exercise shall be computed on the basis of the aggregate number of whole shares of Common Stock purchasable on exercise of this Warrant so presented.  If any fraction of a share of Common Stock would, except for the provisions of this Section 2.12, be issuable on the exercise of this Warrant, the Company shall round up the total number of shares of Common Stock purchasable hereunder to the next whole share of Common Stock.

ARTICLE III
TRANSFER

3.1            Warrant Register.  The Company shall maintain, at its principal executive office, a register for this Warrant in which the Company shall record (a) the name and address of the Person in whose name this Warrant has been issued (as well as the name and address of each permitted assignee of the rights of the registered owner hereof) and (b) the number of shares of Common Stock issuable upon the exercise or exchange hereof.

3.2            Ownership of Warrant.  The Company shall deem and treat the Person in whose name this Warrant is registered as the Holder and owner hereof until provided with written notice to the contrary.

3.3            Restrictions on Transfer of Warrant.

(a)           This Warrant is not transferable directly or indirectly, in whole or in part, except in the case of any transfer that is in compliance with applicable U.S. federal and state securities laws, including the Securities Act.  Any transfers of this Warrant will be without charge to the Holder except that any securities transfer taxes due on transfer of this Warrant will be paid by the Holder.

(b)           Subject to Section 3.3, the Holder may assign, convey or transfer this Warrant and any rights hereunder to any Person without the prior written consent of the Company. In the event of any assignment, conveyance or transfer of this Warrant, and the surrender of this Warrant by the Holder, the Company shall issue a new Warrant on the same terms and conditions set forth herein to the transferee. The rights and obligations of the Company and the Holder under this Warrant shall be binding upon and benefit their respective permitted successors, assigns, heirs, administrators and transferees.  References herein to the Holder shall include any such transferee.

ARTICLE IV
REGISTRATION RIGHTS

4.1            Piggy-Back Registration Rights.  If, at any time, the Company determines to register any of its Common Stock under the Securities Act for sale to the public, whether for its own account or for the account of other security holders or both (other than a registration statement on Form S-4 or S-8 or any successor forms, a registration covering only an employee benefit plan (as defined in Rule 405 of the Securities Act) or a registration covering only securities proposed to be issued in exchange for securities or assets of another corporation) each such time it will give prompt written notice (but in no event less than ten (10) Business Days prior to the anticipated filing date) to the Holder of its intention to do so and of the proposed method of distribution of such securities, and such notice shall offer the Holder the opportunity to register such number of Registrable Securities as the Holder may request in writing within five (5) Business Days after receipt of such written notice from the Company. Upon the written request of the Holder, which request must be received by the Company within five (5) Business Days after the giving of any such notice by the Company and shall specify the Registrable Securities intended to be disposed of by the Holder), the Company will use its best efforts to cause the Registrable Securities as to which registration shall have been so requested under this Section 4.1 to be included in the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent and under the conditions such registration is permitted under the Securities Act.  In the event that any registration pursuant to this Section 4.1 shall be, in whole or in part, an underwritten public offering of Common Stock, the number of Registrable Securities to be included in such an underwriting may be reduced if and to the extent that the managing underwriter shall be of the opinion that the inclusion of some or all of the Registrable Securities would adversely affect the marketing of the securities to be sold by the Company therein.  Any such limitation shall be imposed in such manner so as to avoid any diminution in the number of securities the Company and the Holder may register for sale by giving first priority for the securities to be registered for issuance and sale by the Company, by giving second priority for the securities of the Holder to be registered pursuant to this Section 4.1 and by giving third priority to any other securities to be registered for sale by any member or equity holder of the Company pursuant to the terms of any other agreement.  Notwithstanding the foregoing provisions, the Company may, in its reasonable discretion, terminate or withdraw any registration statement referred to in this Section 4.1.

4.2            Additional Provisions Concerning Registration.  The following provisions of this Section 4.2 are applicable to any registration statement filed pursuant to Section 4.1:

(a)           Costs and Expenses.  The Company shall bear the entire cost and expense of any registration or qualification of securities initiated under Section 4.1 of this Warrant, including all underwriting discounts and commissions.  Notwithstanding the foregoing, the Holder shall, however, bear the fees of its own counsel and accountants and any transfer taxes applicable to Registrable Securities sold by the Holder pursuant thereto.

(b)           Indemnification.  The Company shall indemnify and hold harmless the Holder and each underwriter, within the meaning of the Securities Act, who may purchase from or sell for the Holder any Registrable Securities from and against any and all losses, claims, damages and liabilities (including reasonable fees and expenses of counsel, which counsel may, if the Holder requests, be separate from counsel for the Company) caused by any untrue statement or alleged untrue statement of material fact contained in the registration statement or any post-effective amendment thereto or any registration statement under the Securities Act or any prospectus included therein required to be filed or furnished by reason of this Article IV or any application or other filing under any state securities law caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading to which the Holder or any such underwriter or any of them may become subject under the Securities Act or other Federal or state statutory law or regulation, at common law or otherwise, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or alleged untrue statement or omission or alleged omission based upon or contained in any information furnished to the Company or any underwriter by the Holder in writing expressly for use therein, which indemnification includes each Person, if any, who controls any such underwriter within the meaning of the Securities Act or by such Holder’s failure to deliver to the Company in writing the information and affidavits required by subsection (c) of this Section 4.2 after the Company has furnished such Holder with a sufficient number of copies of the registration statement or prospectus or any amendments or supplements thereto.

(c)           Disclosure and Indemnification by Holders of Registrable Securities.  In connection with any registration statement in which a Holder is participating, each such Holder will furnish to the Company in writing such information and affidavits relating to disclosure concerning such Holder required to be included in the registration statement as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, will indemnify the Company, its directors and officers and each person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such holder.

(d)           Blue Sky.  If necessary, the Company shall use its best efforts to qualify the Registrable Securities for sale in such states as it is otherwise qualifying its securities for sale, or in respect of any registration required pursuant to this Article IV, in such states as are reasonably requested by the Holder.  However, in no event is the Company required to submit to the jurisdiction of any state other than for the limited consent of service of process relating to the offering or subject itself to taxation in any such jurisdiction.  The Company shall also provide the Holder with a reasonable number of prospectuses upon request.

4.3            Information by the Holder.  The Holder shall furnish to the Company such information regarding the Holder, the Registrable Securities held by the Holder, and the distribution proposed by the Holder of Registrable Securities as the Company may reasonably request in writing and as shall be required in connection with any registration (including any amendment to a registration statement or prospectus), qualification or compliance referred to in this Section 4.3.

4.4            Lock-Up Agreements.  The Holder shall agree to be bound by such lock-up agreements (not to exceed a period of one hundred twenty (120) days following the date of the prospectus relating to any such underwriting) as the managing underwriter of any such registration shall reasonably specify as a requirement to any such underwriting, provided that the entry of such holder of Registrable Securities into such agreements shall be conditioned upon all principal shareholders (i.e., all shareholders who could reasonably be expected to be considered by the applicable underwriters to be affiliates of the Company) and executive officers and directors of the Company also agreeing to execute such lock-up agreements.

4.5            Changes in Warrant Shares and Other Securities.  If, and as often as, there is any change in the Warrant Shares or other securities issuable upon exercise of this Warrant by way of a split, dividend, combination, or reclassification, or through a merger, consolidation, reorganization, or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof so that the rights and privileges granted in this Article IV shall continue with respect to the Warrant Shares or other securities as so changed.

4.6            Rule 144.  During any period in which the Company is subject to Section 13 or Section 15(d) of the Exchange Act, the Company will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder and will take such further action as the Holder may reasonably request, all to the extent required from time to time to enable the Holder to sell the securities underlying this Warrant without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission.  Upon the request of the Holder, the Company will deliver to the Holder a written statement as to whether it has complied with such requirements.

4.7            Exchange Acceptance.  As applicable, the Company will, at its expense, apply to and obtain acceptance from the Principal Market, for the issuance of this Warrant and the Warrant Shares or other securities issued upon exercise hereof, and maintain listing on the Principal Market, of all the Warrant Shares or other securities issuable upon the exercise of this Warrant.

4.8            Contribution.  If the indemnification provided for in Section 4.2(b) from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.  The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action.  The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.  The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.8 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

4.9            Continuation.  The indemnification provisions with respect to this Warrant, the Warrant Shares, or other securities issuable upon exercise of this Warrant in this Article IV shall continue in effect regardless of the exercise or exchange and surrender of this Warrant.

4.10            Damages.  The Company recognizes and agrees that the Holder will suffer irreparable harm and will not have an adequate remedy at law if the Company fails to comply with any provision of this Article IV, and the Company expressly agrees that, in the event of such failure, the Holder or any other person entitled to the benefits of Article IV shall be entitled to seek specific performance of any and all provisions hereof and may seek to enjoin the Company from continuing to commit any further breach of this Article IV.

4.11            No Inconsistent Agreements.  The Company hereby represents, warrants and covenants that it has not entered into and will not enter into any registration rights agreement or similar arrangements the performance by the Company of the terms of which would in any manner conflict with, restrict or be inconsistent with the performance by the Company of its obligations under this Warrant.

ARTICLE V
MISCELLANEOUS

5.1            Entire Agreement.  This Warrant and the Credit Agreement contain the entire agreement between the Holder hereof and the Company with respect to the Warrant Shares and any other securities issuable upon exercise of this Warrant and the related transactions and supersede all prior arrangements or understandings with respect thereto.

5.2            Governing Law.  This Warrant shall be a contract made under and governed by the internal laws of the State of New York applicable to contracts made and to be performed entirely within such state, without regard to conflict of law principles.

5.3            Dispute Resolution. In the case of a dispute as to the determination of the Exercise Price, the Closing Sale Price, the Bid Price, fair market value or the calculation of the Warrant Shares (as the case may be), the Company or the Holder (as the case may be) shall provide notice to the other party regarding the disputed determinations or calculations (as the case may be) (i) within five (5) Business Days after receipt of the applicable notice giving rise to such dispute to the Company or the Holder (as the case may be) or (ii) if no notice gave rise to such dispute, at any time after the Holder or Company learned of the circumstances giving rise to such dispute. If the Holder and the Company are unable to agree upon such determination or calculation (as the case may be) of the Exercise Price, the Closing Sale Price, the Bid Price or fair market value or the number of Warrant Shares (as the case may be) within three (3) Business Days of such disputed determination or calculation being submitted to the Company or the Holder (as the case may be), then the Company and the Holder shall, within two (2) Business Days submit (a) the disputed determination of the Exercise Price, the Closing Sale Price, the Bid Price or fair market value (as the case may be) to an independent auditing firm that is one of the top ten largest auditing firms in the United States (provided such auditing firm has an internal financial services group that regularly conducts evaluations of the fair market value of securities) selected by the Company and the Holder or (b) the disputed calculation of the Warrant Shares to the Company’s independent, outside accountant. The Company shall cause at its expense the independent auditing firm or the accountant (as the case may be) to perform the determinations or calculations (as the case may be) and notify the Company and the Holder of the results no later than ten (10) Business Days from the time it receives such disputed determinations or calculations (as the case may be). Such independent auditing firm’s or accountant’s determination or calculation (as the case may be) shall be binding upon all parties absent demonstrable error.

5.4            Remedies. The remedies provided in this Warrant and the Credit Agreement shall be cumulative and in addition to all other remedies available under this Warrant, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual damages for any failure by the Company to comply with the terms of this Warrant. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, exercises and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required. The Company shall provide all information and documentation to the Holder that is requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Warrant. The issuance of the Warrant Shares the certificates evidencing the Warrant Shares as contemplated hereby upon the exercise of this Warrant shall be made without charge to the Holder.

5.5            Waiver and Amendment.  Any term or provision of this Warrant may be waived at any time by the party which is entitled to the benefits of such term or provision. Any term or provision of this Warrant may be amended or supplemented at any time by agreement of the Holder hereof and the Company. Any waiver of any term or condition, or any amendment or supplementation, of this Warrant shall be in writing.  A waiver of any breach or failure to enforce any of the terms or conditions of this Warrant shall not in any way affect, limit or waive a party’s rights hereunder at any time to enforce strict compliance thereafter with every term or condition of this Warrant.

5.6           Severability.  In the event that any one or more of the provisions contained in this Warrant shall be determined to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in any other respect and the remaining provisions of this Warrant shall not, at the election of the party for whom the benefit of the provision exists, be in any way impaired.

5.7           Copy of Warrant.  A copy of this Warrant shall be filed among the records of the Company.

5.8           Notice.

(a)           Any notice, demand or document which either party is required or may desire to give to the other will be in writing and, except as otherwise provided in this Warrant, given by messenger, nationally recognized courier, overnight delivery, facsimile or other electronic transmission, or United States certified mail, postage prepaid, return receipt requested, addressed to the recipient at the location shown below, or at any other address as either party may furnish to the other by notice given in accordance with this provision.

If to Holder:

Macquarie Americas Corp.
500 Dallas Street, Suite 3250
Houston, Texas  77002
Attention:         Michael Sextro
Telephone:       (713) 275-6207
Facsimile:         (713) 275-6222
E-Mail:             MECLoansHouston@macquarie.com

If to Company:

American Standard Energy Corp.
4800 N. Scottsdale Rd., Ste. 1400
Scottsdale, Arizona 85251
Attention:         Scott Feldhacker
Telephone:       (480) 371-1929
Facsimile:         (480) 990-2732
E-Mail:             sf@asenergycorp.com

With a copy to:

Blank Rome, LLP
405 Lexington Avenue
New York, New York 10174
Attention:     Kristina Trauger, Esq.
Telephone:    (212) 885-5339
Facsimile:     (917) 332-3840
E-Mail:

(b)           Any notice delivered or made by messenger, facsimile, electronic mail or United States mail will be deemed to be given on the date of actual delivery as shown by messenger receipt, the sender’s facsimile machine confirmation or other verifiable electronic receipt, or the registry or certification receipt.

(c)           Notwithstanding Section 5.8(b), if either party receives from the other any message via electronic mail that purports to be a notice under this Warrant but that contains information that is syntactically incorrect, garbled or otherwise unintelligible, the recipient will promptly (and in any event within one Business Day) notify the sender.  If the recipient so notifies the sender, then the notice will not be deemed to be given until it is successfully delivered (including redelivery by electronic mail) pursuant to this Section 5.8.

5.9            Limitation of Liability; Rights as a Shareholder.  No provision hereof, in the absence of affirmative action by the Holder to purchase Common Stock, and no mere enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any share of Common Stock or other security of the Company or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.  Except as otherwise provided herein, this Warrant does not confer upon the Holder any right to vote or consent to or to receive notice as a member of the Company, in respect of any matters whatsoever.

5.10          Exchange, Loss, Destruction, etc. of Warrant.  Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, mutilation or destruction of this Warrant, and in the case of any such loss, theft or destruction upon delivery of an appropriate affidavit in such form as shall be reasonably satisfactory to the Company, or in the event of such mutilation upon surrender and cancellation of this Warrant, the Company will make and deliver a new Warrant of like tenor, in lieu of such lost, stolen, destroyed or mutilated Warrant.  Any Warrant issued under the provisions of this Section 5.10 in lieu of any Warrant alleged to be lost, destroyed or stolen, or in lieu of any mutilated Warrant, shall constitute an original contractual obligation on the part of the Company.  This Warrant shall be promptly canceled by the Company upon the surrender hereof in connection with any exchange or replacement.  The Company shall pay all taxes (other than income taxes) and all other expenses and charges payable in connection with the preparation, execution and delivery of Warrants pursuant to this Section 5.10.

5.11          Counterparts.  This Warrant may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument

(Remainder of Page Left Blank.  Signature Page Follows.)

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed on its behalf.

American Standard Energy Corp.

By:	/s/ Scott Feldhacker
Scott Feldhacker, Chief Executive Officer

By:	/s/ Scott Mahoney
Scott Mahoney, Chief Financial Officer

Holder:

Macquarie Americas Corp.

By:	/s/ Katie Choi
Name:	Katie Choi
Title:	Division Director

By:	/s/ Robert McRobbie
Name:	Robert McRobbie
Title:	Division Director, Legal Risk Management

Signature Page to Warrant

EXHIBIT A

NOTICE OF EXERCISE OF WARRANT

Date: _______________, 20____

American Standard Energy Corp.
[__________________]
[__________________]
Attention:_________________________

Ladies and Gentlemen:

1.           The undersigned holder hereby elects to exercise Warrant No. [____] issued to it by American Standard Energy Corp. (the “Company”) and dated as of [______], 2011 (the “Warrant”), and to purchase thereunder [__________] shares (the “Warrant Shares”) of the Company’s common stock, par value $0.001. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

2.           The Holder intends that payment of the Exercise Price shall be made as:

____________                    a “Cash Exercise” with respect to _________________
Warrant Shares; and/or

____________                    a “Cashless Exercise” with respect to _______________
Warrant Shares.

3.           In the event that the Holder has elected a Cashless Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the Holder hereby represents and warrants that (i) this Exercise Notice was executed by the Holder on the date set forth below and (ii) if applicable, the Closing Sale Price on the day immediately preceding the date of this Exercise Notice was $________.

4.           In the event that the Holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the Holder shall pay the Aggregate Exercise Price in the sum of $___________________ to the Company in accordance with the terms of the Warrant.

5.           The Company shall deliver to the Holder, or its designee or agent as specified below, certificates evidencing the Warrant Shares issued and recorded in the Company’s books and records in the name of the Holder and/or to such persons and in such denominations as specified below:

Name	[Number of Shares]	Address

[__________________]	[__________________]	[__________________]
[__________________]

Very truly yours,

MACQUARIE AMERICAS CORP.

By:
Name:
Title:

By:
Name:
Title: